EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
United Community Banks, Inc.

We consent to the inclusion of our tax opinion dated March 29, 2011, as an Exhibit to United Community Banks, Inc.’s Registration Statement on Form S-1 dated August 10, 2011.

/s/ KPMG LLP
Atlanta, Georgia
August 10, 2011